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                                                                      EXHIBIT 22

               STATEMENT AS TO SUBSIDIARIES OF ASHLAND COAL, INC.

    The following is a complete list of the subsidiaries of Ashland Coal, Inc., a Delaware corporation:

                                                                                                  JURISDICTION OF
NAME                                                                                               INCORPORATION
- -----------------------------------------------------------------------------------------------  -----------------
A. B. & H. Processing, Inc. ...................................................................  Kentucky
Allegheny Land Company.........................................................................  Delaware
Allegheny Land Company No. 2...................................................................  Delaware
Ashland Coal International Ltd.(1).............................................................  Delaware
Ashland Terminal, Inc. ........................................................................  Delaware
Coal-Mac, Inc.(2)..............................................................................  Kentucky
Mingo Logan Coal Company.......................................................................  Delaware
Mountain Gem Land, Inc. .......................................................................  West Virginia
Mountain Gem Land No. 2, Inc. .................................................................  West Virginia
Mountain Mining, Inc.(3).......................................................................  Delaware
Mountaineer Land Company.......................................................................  Delaware
Mountaineer Land Company No. 2.................................................................  Delaware
P. C. Holding, Inc. ...........................................................................  Delaware
Prince Carsaar Coal Sales Ltd. ................................................................  Barbados
Saarcar Coal, Inc. ............................................................................  Kentucky
Tri-State Terminals, Inc. .....................................................................  Delaware
Tri-State Testing Co., Inc. ...................................................................  Delaware

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(1) Ashland Coal International Ltd.  has one subsidiary,  which is Ashland  Coal
    Sales (Ohio), Inc., a Delaware corporation.
(2) Coal-Mac, Inc. has one subsidiary, which is Bebe Coal Corporation, a Kentucky corporation.
(3) Mountain Mining,  Inc.  has  five  subsidiaries.  Two  are  incorporated  in
    Delaware: Drennen Tipple Corporation and Julian Tipple, Inc.; and three are incorporated in West Virginia: Filbeth Enterprises, Inc., Hobet Mining, Inc. and Servco, Inc. Hobet Mining, Inc. has one subsidiary: Dal-Tex Coal Corporation, a Delaware corporation. Dal-Tex Coal Corporation has two subsidiaries: Sharples Coal Corporation and Old Hickory Coal Company, both West Virginia corporations.
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